Filed in the Office of	Business Number E0480682008-2
	Filing Number 20244492757
Secretary of State State Of Nevada	Filed On 11/25/2024 2:15:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Transportation and Logistics Systems, Inc. Entity or Nevada Business Identification Number (NVID): E0480682008-2
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: December 27, 2023
4. Description:	Description of inaccuracy or defect: The Certificate of Change was filed erroneously.
5. Correction:	Correction of inaccuracy or defect: The authorized and outstanding shares of Common Stock and Preferred Stock shall be as set forth in the Certificate of Change dated December 1, 2023 which was in effect immediately prior to the Certificate of Change filed on December 27, 2023, as though such filing was never made.
6. Signature: (Required)	X Sebastian Giordano Signature 11/25/24 Date

This form must be accompanied by appropriate fees.